As filed with the Securities and Exchange Commission on March 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AEGLEA BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-4312787
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

805 Las Cimas Parkway

Suite 100

Austin, TX 78746

(512) 942-2935

(Address of Principal Executive Offices)  (Zip Code)

2016 Equity Incentive Plan

2016 Employee Stock Purchase Plan

(Full Title of the Plans)

Anthony Quinn, M.B. Ch.B, Ph.D.

President and Chief Executive Officer

Aeglea BioTherapeutics, Inc.

805 Las Cimas Parkway

Suite 100

Austin, TX 78746

(Name and Address of Agent for Service)

(512) 942-2935

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Ryan Mitteness, Esq.

Fenwick & West LLP

555 California Street

San Francisco, CA 94104

(415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Aeglea BioTherapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 1,974,205 additional shares of common stock available for issuance under the Registrant’s 2016 Equity Incentive Plan, as amended (the “2016 EIP”), pursuant to the provision of the 2016 EIP providing for an annual 4% increase in the number of shares reserved for issuance, and (b) 493,551 additional shares of common stock available for issuance under the Registrant’s 2016  Employee Stock Purchase Plan (the “2016 ESPP”), pursuant to the provision of the 2016 ESPP providing for an annual 1% increase in the number of shares reserved for issuance.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2016 EIP and 2016 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on April 7, 2016 (Registration No. 333-210633), March 23, 2017 (Registration No. 333-216903), March 13, 2018 (Registration No. 333-223614), March 7, 2019 (Registration No. 333-230137), February 24, 2020 (Registration No. 333-236584), and March 18, 2021 (Registration No. 333-254430) to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on March 8, 2022 pursuant to Section 13 of the Exchange Act;

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c) the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001- 37722) filed on March 28, 2016 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation	S-1/A	333-205001	3.2	9/14/2015

4.2	Amended and Restated Bylaws	8-K	001-37722	3.1	4/3/2020

4.3	Form of Common Stock Certificate	S-1/A	333-205001	4.1	9/14/2015

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-3 of this Registration Statement).					X

99.1	2016 Equity Incentive Plan, as amended	10-Q	001-37722	10.2	11/8/2018

99.2	2016 Employee Stock Purchase Plan, as amended	10-K	001-37722	10.4	3/7/2019

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on this 8th day of March, 2022.

AEGLEA BIOTHERAPEUTICS, INC.

By:	/s/ Anthony Quinn, M.B. Ch.B, Ph.D.
Anthony Quinn, M.B. Ch.B, Ph.D.
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony G. Quinn, M.B. Ch.B, Ph.D. and Jonathan Alspaugh, jointly and severally, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Anthony Quinn, M.B. Ch.B, Ph.D.	President, Chief Executive Officer and Director	March 8, 2022
Anthony Quinn, M.B. Ch.B, Ph.D.	(Principal Executive Officer)

/s/ Jonathan Alspaugh	Chief Financial Officer	March 8, 2022
Jonathan Alsapugh	(Principal Financial Officer)

/s/ Steven Weber	Vice President and Corporate Controller	March 8, 2022
Steven Weber	(Principal Accounting Officer)

/s/ Russell J. Cox	Director	March 8, 2022
Russell J. Cox

/s/ Sandesh Mahatme, LLM	Director	March 8, 2022
Sandesh Mahatme, LLM

/s/ Armen Shanafelt, Ph.D.	Director	March 8, 2022
Armen Shanafelt, Ph.D.

/s/ Ivana Magovcevic-Liebisch, Ph.D., J.D.	Director	March 8, 2022
Ivana Magovcevic-Liebisch, Ph.D., J.D.

/s/ V. Bryan Lawlis, Ph.D.	Director	March 8, 2022
V. Bryan Lawlis, Ph.D.

/s/ Alison Lawton	Director	March 8, 2022
Alison Lawton

/s/ Marcio Souza, M.B.A	Director	March 8, 2022
Marcio Souza, M.B.A

/s/ Hunter C. Smith, M.B.A	Director	March 8, 2022
Hunter C. Smith, M.B.A